Exhibit 99.1

June 22, 2018 Mr. John Cooper Audit Committee Chair Rockwell Medical, Inc. 30142 Wixom Rd. Wixom, MI 48393 Dear Mr. Cooper: This letter is to inform you that, pursuant to the terms of the engagement letter for audit services (the “Engagement”) dated March 27, 2018 between Plante & Moran, PLLC (“Plante Moran”) and Rockwell Medical, Inc., Plante Moran has decided, effective as of the date of this letter, to terminate the Engagement. As a result, the client-auditor relationship between Rockwell Medical, Inc. (Commission File Number 000-23661) has ceased. Plante Moran agrees to give your new auditors access to Plante Moran’s workpapers (if access is requested) as Plante Moran deems appropriate. Notwithstanding the foregoing, Plante Moran’s workpapers are and shall remain the exclusive property of Plante Moran. Very truly yours, PLANTE & MORAN, PLLC Thomas J. Clement